Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

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DEL MAR HEIGHTS LAS VEGAS orange county PHOENIX SAN DIEGO SILICON VALLEY SCOTTSDALE WASHINGTON, D.c.

February 20, 2024

Collective Audience, Inc.

85 Broad Street,

16-079

New York, NY 10004

Re:	Registration Statement on Form S-1/A-1

Ladies and Gentlemen:

We have acted as legal counsel to Collective Audience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2024, and as amended by Amendment No. 1 on February 20, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of an aggregate of up to 5,336,120 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) consisting of: (i) up to 1,995,365 shares of Common Stock held by certain Selling Securityholders (the “Selling Securityholder Shares”), (ii) up to 1,697,678 shares of Common Stock (the “Warrant Shares”), issuable upon the exercise of certain outstanding warrants issued in a private placement (the “Warrants”), (iii) up to 1,318,480 shares of Common Stock originally issued in a private placement to our sponsor, Abri Ventures, I, LLC, a Delaware limited liability company (the “Initial Shares”), and (iv) up to 30,000 shares of Common Stock previously issued to the Company’s underwriter, Chardan Capital Markets, LLC (the “Underwriter Shares” and, together with the Initial Shares, Warrant Shares, and Selling Securityholder Shares, the “Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the resale of the Shares

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”); (c) the Company’s Bylaws, as amended and restated and in effect on the date hereof (the “Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Collective Audience, Inc.

February 20, 2024

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that(i) the Securityholder Shares, the Initial Shares and the Underwriter Shares have been validly issued and are fully paid and non-assessable, and (ii) the Warrant Shares, when issued upon exercise of, and upon payment and delivery in accordance with the applicable Warrants, will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware (the “DGCL”), as in effect on the date hereof, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or any other laws of the State of Delaware, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/Procopio, Cory Hargreaves & Savitch LLP
Procopio, Cory, Hargreaves & Savitch LLP